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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF REGISTRANT

Royale Coach by Monaco, Inc., an Indiana Corporation

MCC Aquisition Corporation, a Delaware Corporation.

MCCO Foreign Sales Corp., a Barbados Corporation.


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